Exhibit 3.73

CERTIFICATE OF INCORPORATION

OF

FNX ACQUISITION INC.

1. The name of the corporation is FNX Acquisition Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authorit6y to issue is One Thousand (1,000) shares of common stock, with a par value of $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	ADDRESS
L.J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

K.A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

D.M. Dembkowski	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of

Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws.

9. The corporation reserves the right to alter, amend, changed or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein state are true, and accordingly have hereunto set our hands this 31st day of July, 1995.

/S/ L.J. Vitalo
L.J. Vitalo

/S/ K.A. Widdoes
K.A. Widdoes

/S/ D.M. Dembkowski
D.M. Dembkowski

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

FNX ACQUISITION INC.

The undersigned, being the duly elected Vice President and Assistant Secretary of FNX Acquisition Inc., a Delaware corporation (the “Corporation”) certifies that:

1. The resolutions set forth below (the “Resolutions”) regarding the amendment to the Certificate of Incorporation of the Corporation, were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the Sole Stockholder of the Corporation by unanimous written consent dated July 22, 1996.

RESOLVED, that the Certificate of Incorporation of FNX Acquisition Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be read as follows: “The name of the corporation is SunGard DIS Inc.”

2. The Resolutions are in full force and effect as of this date and have not been modified, rescinded, revoked or superseded (in whole or in part).

3. The Resolutions do not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Corporation.

4. The Secretary and each other officer of the Corporation is authorized to certify that these Resolutions have been duly adopted by the Board of Directors and the Sole Stockholder of the Corporation.

Dated: July 22, 1996

IN WITNESS WHEREOF, said FNX Acquisition Inc. has caused this certificate to be signed by Andrew P. Bronstein, its Vice President and Assistant Secretary, this 22nd day of July, 1996.

Andrew P. Bronstein, Vice President and Assistant Secretary of FNX Acquisition Inc.